                                                                    Exhibit 23.1

                     [PricewaterhouseCoopers LLP Letterhead]



                       CONSENT OF INDEPENDENT ACCOUNTANTS



                                  -------------


September 25, 1998


We consent to the incorporation by reference in the Prospectus Supplement of Prudential Securities Secured Financing Corporation relating to the ABFS Mortgage Loan Trust 1998-3 of our report dated January 26, 1998 on our audits of the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our Firm under the caption "Experts".





                                       PricewaterhouseCoopers LLP